SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Southwestern Energy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4757

March 28, 2003

To Our Shareholders:

Southwestern Energy Company’s Annual Meeting of Shareholders is at 11:00 a.m., Wednesday, the 14th day of May 2003, at the Wyndham Greenspoint Hotel in Houston, Texas. We hope you will be able to attend.

The major item of business is the election of the Board of Directors. Mr. Vello A. Kuuskraa of Arlington, Virginia, is one of the nominees. Since this is his first appearance on the slate of nominees, I would like to tell you about his experience and the qualifications that will make him a valuable member of our Board.

Mr. Kuuskraa, age 62, is currently President and Chairman of the Board for a privately held geological and engineering technical services company, Advanced Resources International, Inc., and has had a very successful career in the oil and gas industry. He received a Bachelor of Science degree in Applied Mathematics/Economics from North Carolina State University in 1963, and continued his education at the Wharton Graduate School of the University of Pennsylvania where he earned an M.B.A. in Operations Research/Industrial Management in 1965. In 1965, Mr. Kuuskraa joined Standard Oil of California (Chevron) where he prepared economic and market analyses of capital investments. From 1966 to 1968, he served as an Officer in the U.S. Army. After his Army tour ended in 1968, Mr. Kuuskraa was employed by Fry Consultants. Since 1970, he has been working for Advanced Resources International, Inc. As a reputable expert in the oil and gas industry, Mr. Kuuskraa has authored and co-authored over 100 publications relating to energy resources and future natural gas supplies. We believe with his wide experience in the oil and gas industry, Mr. Kuuskraa will contribute greatly to the direction and growth of our Company.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

If you can attend, we look forward to seeing you at the meeting.

Sincerely yours,

HAROLD M. KORELL,

Chairman and Chief Executive Officer

Southwestern Energy Company

2350 N. Sam Houston Parkway East, Suite 300

Houston, Texas 77032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ON MAY 14, 2003

The Annual Meeting of Shareholders of Southwestern Energy Company will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Wednesday, the 14th day of May, 2003, at 11:00 a.m., Central Daylight Time, for the following purposes:

(1)	To elect seven (7) directors to serve until the 2004 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 11, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

The Company’s 2002 Annual Report, which is not part of the proxy soliciting material, is enclosed.

You are invited to attend the meeting. If you cannot attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card. As an alternative, you can also vote your shares by telephone or over the Internet.

You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of Southwestern Energy Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy previously granted and vote in person.

By Order of the Board of Directors

MARK K. BOLING

Executive Vice President,

General Counsel and Secretary

March 28, 2003

Southwestern Energy Company

PROXY STATEMENT

PROXY QUESTIONS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Shareholders who own common shares as of March 11, 2003, may vote at the meeting. There were 34,292,878 shares of common stock outstanding on that date. Each share has one vote except for the election of directors.

WHEN ARE THE ENCLOSED SOLICITATION MATERIALS FIRST GIVEN TO SHAREHOLDERS?

The enclosed annual report and proxy voting form, together with this Notice of Annual Meeting and Proxy Statement, were sent, or given, to shareholders on or about Friday, March 28, 2003.

WHAT IS A QUORUM OF SHAREHOLDERS, AND HOW MANY VOTES DOES IT TAKE TO ELECT DIRECTORS?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast. Since there were 34,292,878 shares of common stock outstanding on March 11, 2003, a quorum is 17,146,440. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum. Directors are elected by a plurality of all the votes cast. Because seven directors are being elected, this means that the seven nominees who receive the highest number of votes will be elected. Broker non-votes, abstentions and withhold-authority votes DO NOT COUNT as votes cast.

HOW DO I VOTE?

You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the meeting in person, we send proxy cards and offer electronic and telephone voting to all of our shareholders to enable them to direct the voting of their shares.

IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE FOR ME?

Yes. If you do not return your proxy card, your broker has discretion to vote for the election of directors.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. When you vote, you will be designating Kenneth R. Mourton and Charles E. Scharlau as your proxies. We solicit proxies so that all common shares may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxies will vote according to your instructions. If you complete and return your proxy card but do not indicate your vote on the matters, your proxies will vote “FOR” the seven directors. Also your proxy card or vote by phone or Internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

HOW DO I VOTE USING MY PROXY CARD?

There are three steps:

1.	The names of seven directors to serve for the next year are listed on your proxy card.

To vote for all seven directors, you check the box marked “FOR ALL NOMINEES.” To withhold your vote from all seven directors, (not vote for or against the directors) mark the box “WITHHELD FROM ALL NOMINEES.”

To vote for some of the directors and not others, mark the box and write in the name(s) of the director(s) you wish to withhold your vote from on the line provided. To exercise cumulative voting (the number of shares owned multiplied by seven, the number of directors to be elected) write in how many votes you wish to cast for each director on the line provided. Votes may be cast for a single nominee or distributed among any number of nominees. Cumulative voting rights can be exercised only by submission of a written proxy or voting instruction.

2.	Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES CANNOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS.

3.	Mail your proxy card in the pre-addressed, postage-paid envelope.

HOW DO I VOTE BY PHONE?

Record holders may submit proxies by following the “Vote-by-Telephone” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability. Note that if you wish to exercise cumulative voting, you must vote using your proxy card or follow the instructions on your voting instruction card.

HOW DO I VOTE ON THE INTERNET?

Record holders with Internet access may submit proxies by following the “Vote-by-Internet” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability. Note that if you wish to exercise cumulative voting, you must vote using your proxy card or follow the instructions on your voting instruction card.

CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

Yes. If you vote by proxy, you do not need to fill out a ballot at the Annual Meeting unless you want to change your vote.

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED, AND WHO PAYS THE COSTS?

Southwestern Energy Company, on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $5,500 plus out-of-pocket expenses. Southwestern Energy Company pays the cost of soliciting proxies.

ELECTION OF DIRECTORS

At the meeting, seven (7) directors are to be elected to serve for the ensuing year or until their respective successors are duly elected and qualified. The shares represented by the enclosed proxy will be voted as instructed by the shareholders for the election of the nominees named below. If no direction is made, this proxy will be voted FOR the election of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies. The Company has no knowledge that any nominee will be unavailable for election. Directors shall be elected by plurality vote. Certain information concerning the nominees for election as directors is set forth below.

Nominees For Election

LEWIS E. EPLEY, JR. – Mr. Epley is an Attorney at Law and a private investor. He has served as President of the Carroll County Bar Association and Special Associate Justice of the Supreme Court of Arkansas. He is a director, since 1964, and Vice Chairman of the Board of Directors, since 1993, of the Bank of Eureka Springs. He is a past Chairman and past member of the Board of Trustees of the University of Arkansas. He is currently a director and Vice Chairman of the University of Arkansas Foundation, Inc., and director and past President of the Northwest Arkansas Radiation Therapy Institute (NARTI). He also currently serves as Chairman of the NARTI Foundation Board. Mr. Epley is 66 years old and was first elected to the Board of Directors in 1998.

JOHN PAUL HAMMERSCHMIDT – Mr. Hammerschmidt is a retired U.S. Congressman, Third District of Arkansas, who served from 1967-1993. He has been a director of Dillard’s, Inc., Little Rock, Arkansas, since 1992; First Federal Bank of Arkansas, Harrison, Arkansas, since 1966; and Metropolitan Washington Airport Authority since 1997. Mr. Hammerschmidt is 80 years old and was first elected to the Board of Directors in 1992.

ROBERT L. HOWARD – Mr. Howard is a retired Vice President of Shell Oil Company. From 1991 to 1995 he was Vice President, Domestic Operations, Exploration and Production of Shell, and President of Shell Western Inc., and Shell Offshore, Inc. In these positions he was responsible for all domestic exploration and production activities. From 1985-1991, Mr. Howard was President, Shell Offshore Inc., and was responsible for all offshore exploration and production in the Gulf of Mexico, the East Coast, and Florida. During Mr. Howard’s 36 years with Shell, he held various positions within Shell’s exploration and production operations, including General Manager, Exploration and Production, Mid-Continent Division, and General Manager, Exploration and Production, Rocky Mountain Division and Alaska Division. Mr. Howard served as a director of Camco International, Inc. of Houston, Texas, from 1995 until 1998; and currently serves as a director of Ocean Energy, Inc. of Houston, Texas, since 1996; and McDermott International, Inc. of New Orleans, Louisiana, since 1997. He is 66 years old and first became a director in 1995.

HAROLD M. KORELL – Mr. Korell is the President, Chief Executive Officer and Chairman of the Board of the Company. Mr. Korell joined Southwestern in 1997 as Executive Vice President and Chief Operating Officer. On May 22, 1998, Mr. Korell was promoted to President and Chief Operating Officer and was named President and Chief Executive Officer effective January 1, 1999. Mr. Korell was elected Chairman of the Board May 16, 2002. Previously, Mr. Korell was Senior Vice President – Operations of American Exploration Company, Executive Vice President of McCormick Resources, and held various technical and managerial positions during his 17 years with Tenneco Oil Company including Vice President of Production. Prior to that time he held various positions with Mobil Corporation. Mr. Korell is 58 years old and first became a director in October 1998.

VELLO A. KUUSKRAA – Mr. Kuuskraa is the President and Chairman of the Board of Advanced Resources International, Inc., a privately held geological and engineering technical services company of Arlington, Virginia. He is internationally recognized for his work in energy economics, supply modeling, and new oil and gas recovery technologies. Mr. Kuuskraa served on the Secretary of Energy’s Natural Gas Supply Task Force, was a member of the National Academy of Sciences Study Committee for defining the National Energy Modeling System, and recently testified before the Federal Energy Regulatory Commission on the outlook for natural gas supplies. He has published over 100 technical papers, reports and presentations on energy resources and future natural gas supplies. Mr. Kuuskraa is also a recognized expert on the technologies of coalbed methane recovery and enhanced oil recovery and their adaptation for carbon dioxide sequestration. Mr. Kuuskraa is 62 years old and is being nominated for his first term on the Company’s Board of Directors.

KENNETH R. MOURTON – Mr. Mourton is an Attorney at Law with the firm of Ball and Mourton, Ltd., PLLC, Fayetteville, Arkansas and is a certified public accountant (inactive). He is the Managing Principal Attorney for this firm. Mr. Mourton also owns and operates several businesses in various states related to beer distribution, lodging, warehousing and travel. He is also a Board member of the Arkansas Rural Endowment Fund, a nonprofit corporation created by the State of Arkansas to help lower income rural Arkansas children obtain college and university educations. Mr. Mourton is 52 years old and was first elected to the Board of Directors in 1995.

CHARLES E. SCHARLAU – Mr. Scharlau retired as President and Chief Executive Officer of the Company on December 31, 1998. He continues to serve as a director of the Company. He began his career as the Company’s legal counsel in 1951 and was involved in all facets of the Company’s business for over 47 years. In 1966 he was named Executive Vice President and first elected a director of the Company. In 1972 he was elected President and Chief Executive Officer. Mr. Scharlau is currently of counsel with the law firm of Conner and Winters, PLLC. He is also a director since 1980 of Ablest, Inc., Clearwater, Florida; member of the Board of Trustees of the University of Arkansas since 1998; and Chairman since 1999 of the Executive Committee for the Northwest Arkansas Council. Mr. Scharlau is 75 years old.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive compensation as indicated in the table below. Directors who retire with certain qualifications are appointed to the position of Director Emeritus. A Director Emeritus is paid an annual fee of $2,000 for the remainder of his life and such health care benefits as the Company provides to its full time employees. Mr. E.J. Ball and Mr. Charles E. Sanders both currently hold the position of Director Emeritus with the Company.

Outside Director Compensation

Annual Retainer	Committee Chairman Annual Retainer	Each Board Meeting Attended	Each Telephonic Meeting Attended	Each Compensation, Nominating and Governance, and Retirement Committee Meeting Attended	Each Audit Committee Meeting Attended	Annual Stock Options Granted Directors Serving at 12/31
$24,000	$2,000	$1,000	$500	$1,000	$1,250	8,000
						vesting 25%/year

In addition to the compensation noted above, the Company also provided for health insurance in 2002 for Messrs. Epley, Mourton and Scharlau in the amounts of $4,010, $2,130 and $5,126, respectively. As an advisor to the Company, Mr. Scharlau also received consulting fees of $102,500 under a consulting agreement with the Company. Each outside director serving as of December 31, 2002, was granted an option to purchase 8,000 shares of the Company’s common stock at $11.74 per share, representing the market value of the Company’s common stock on the date of the grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2002, the Board of Directors held nine meetings, two of which were telephonic. All incumbent directors attended 100% of the Board meetings and committee meetings on which he served. The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Retirement Committee. During 2002, the Audit Committee held six meetings, one of which was telephonic, the Compensation Committee and the Retirement Committee each held three meetings and the Nominating and Governance Committee held two meetings.

Audit Committee – The Board of Directors has a standing audit committee (the “Audit Committee”) composed entirely of noncompany members of the Board whom are independent and financially literate, and at least one member of the committee has auditing or related financial management expertise as defined by the New York Stock Exchange rules. The Audit Committee is responsible to the Board for reviewing the accounting and auditing procedures and financial reporting practices of the Company and for recommending the appointment of the independent public accountants. The Board of Directors of the Company has determined that all members of the Audit Committee have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Included as Appendix A to this Proxy Statement is the Audit Committee Charter which has been approved by the Board of Directors. The Audit Committee meets periodically with the Company’s management and independent public accountants to review the Company’s financial information and systems of internal controls and ensure both parties are properly discharging their responsibilities. The independent public accountants have direct access to the Audit Committee and periodically meet with the Audit Committee without management representatives present. As noted in “Relationship with Independent Public Accountants,” the Company changed independent accountants during 2002 from Arthur Andersen LLP to PricewaterhouseCoopers LLP.

The Audit Committee is currently composed of Messrs. Kenneth R. Mourton, a certified public accountant (inactive) and Audit Committee Chairman, Lewis E. Epley, Jr., John Paul Hammerschmidt and Robert L. Howard.

Compensation Committee – The Board of Directors has a compensation committee (the “Compensation Committee”) composed entirely of noncompany members of the Board whom are independent. The Compensation Committee is responsible for recommending to the Board of Directors officer compensation and discretionary awards under the various incentive plans. Messrs. Robert L. Howard, Compensation Committee Chairman, John Paul Hammerschmidt, and Kenneth R. Mourton presently serve on this committee.

Nominating and Governance Committee – During 2002, the Board of Directors created a nominating and governance committee composed entirely of noncompany members of the Board whom are independent (the “Nominating and Governance Committee”). The Nominating and Governance Committee considers candidates for nomination for Board positions, including qualified candidates recommended by shareholders, and oversees the Company’s corporate governance matters and practices. Messrs. Lewis E. Epley, Jr., Nominating and Governance Committee Chairman, John Paul Hammerschmidt, Robert L. Howard and Kenneth R. Mourton presently serve on this committee. Any shareholder wishing to recommend a candidate may do so by letter addressed to Mr. Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032. Such letter should state in detail the qualifications of the candidate. Shareholders entitled to vote for the election of directors at the Annual Meeting may nominate additional candidates independent of the Board of Directors. Shareholders entitled to vote for the election of directors at the 2003 Annual Meeting may present independent nominees to the 2003 Annual Meeting provided that written notice of such nomination is received at the Company’s principal executive offices no later than the close of business on the 15th day following the day on which notice of the meeting date is mailed. The Company’s by-laws require that this notice contain certain information about any proposed nominee and the shareholder submitting the notice. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee’s eligibility to serve as a director of the Company. A copy of the relevant by-law provisions may be obtained by contacting Mr. Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, (281) 618-4700.

Retirement Committee – The Board of Directors has a retirement committee (the “Retirement Committee”) that is responsible for administering the Company’s pension and retirement plans and for recommending retirement policy to the Board of Directors. Messrs. Charles E. Scharlau, Retirement Committee Chairman, Lewis E. Epley, Jr., and Kenneth R. Mourton presently serve on this committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2002. The Committee also has discussed with independent public accountants for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee has received and reviewed the written disclosures and the letter from the independent public accountants for the Company required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent public accountants that firm’s independence from management and the Company, including consideration of non-audit fees on that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

KENNETH R. MOURTON, CHAIRMAN

LEWIS E. EPLEY, JR.

JOHN PAUL HAMMERSCHMIDT

ROBERT L. HOWARD

Members of the Audit Committee

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP (“PwC”) has been selected as the Company’s independent public accountants for 2003. Upon the recommendation of the Audit Committee, the Board selected PwC as the Company’s independent public accountants for 2002 on June 20, 2002, following the solicitation of proposals from independent public accounting firms. Prior to the selection of PwC, Arthur Andersen LLP (“Andersen”) served as the Company’s independent public accountant. The Company engaged PwC to re-audit the prior three fiscal years for the period ended December 31, 2001. PwC issued unqualified reports on the Company’s consolidated financial statements for each of the years ended 1999, 2000, 2001, and 2002 and their reports did not contain modifications as to uncertainty or audit scope. There were no modifications as to accounting principles other than an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001, as required by the Financial Accounting Standards Board.

The audit reports of Andersen on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. There were no modifications as to accounting principles other than an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001, as required by the Financial Accounting Standards Board.

During the two fiscal years ended December 31, 2001, and from January 1, 2002 through June 20, 2002, (i) there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements and (ii) there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

During the two fiscal years ended December 31, 2001, and from January 1, 2002 through June 20, 2002, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

The Company incurred the following fees for professional services rendered for the fiscal year ended December 31, 2002:

Audit Fees.    The aggregate audit fees billed for the audit of the Company’s consolidated financial statements for the year ended December 31, 2002, the re-audit of the Company’s consolidated financial statements for the three prior years ended December 31, 2001, and for the reviews of the Company’s quarterly financial statements for 2002 were $260,900.

Financial Information Systems Design and Implementation Fees.    The Company did not engage PwC for professional services relating to financial information systems design and implementation for 2002.

All Other Fees.    All other fees billed by PwC for services rendered to the Company for 2002 were $28,300, which included audit-related fees of $8,800 and other non-audit fees of $19,500. All other fees billed by Andersen for services rendered to the Company for 2002 were $81,396, which included audit-related fees of $42,796 and other non-audit fees of $38,600.

The Audit Committee approved all non-audit services for 2002. The Audit Committee also considered whether the provisions of the services by PwC described above under “All Other Fees” are compatible with maintaining the independence of PwC.

Representatives of PwC will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement to shareholders if they so desire. The representatives will also be available to respond to questions from shareholders. There have been no disagreements with the independent public accountants on accounting and financial disclosure.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS AND NOMINEES

The following table sets forth information as of March 11, 2003, with respect to the beneficial ownership of the Company’s common stock by each director, nominee and executive officer named in the Summary Compensation Table, and by all directors, nominees and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock (Sole Voting and Investment Power Except as Noted) (1)		Percent of Class
Executive Officers:
Harold M. Korell	858,699		2.47%
Greg D. Kerley	411,185		1.19%
Richard F. Lane	235,030		*
Mark K. Boling	69,240		*
Charles V. Stevens	88,867		*
Directors and Nominees:
Lewis E. Epley, Jr.	61,183		*
John Paul Hammerschmidt	108,000		*
Robert L. Howard	86,000		*
Vello A. Kuuskraa	0		*
Kenneth R. Mourton	85,000		*
Charles E. Scharlau	570,120		1.64%

All directors, nominees and executive officers as a group (13 persons)	2,604,573	(2)	7.27%

*	Less than one percent.

(1)	Of the number of shares reported as beneficially owned, the named individuals had the right to acquire within 60 days of March 11, 2003, through the exercise of stock options, beneficial ownership of the following number of shares: Mr. Korell, 435,658; Mr. Kerley, 217,925; Mr. Lane, 82,583; Mr. Boling, 10,000; Mr. Stevens, 58,374; Mr. Epley, Jr., 27,000; Mr. Hammerschmidt, 87,000; 63,000 each for Messrs. Howard and Mourton; and Mr. Scharlau, 429,996. Also included in the number of shares reported as beneficially owned are the following restricted shares with respect to which the named individuals have voting power but not investment power: Mr. Korell, 92,867; Mr. Kerley, 49,990; Mr. Lane, 49,927; Mr. Boling, 13,743; and Mr. Stevens, 4,430. The named individuals acquire investment power for these shares immediately upon a “change in control.”

(2)	Of this number, all directors and executive officers as a group had the right to acquire beneficial ownership of 1,519,536 shares through the exercise of stock options within 60 days.

CERTAIN TRANSACTIONS

During 2002, the Company and related entities, for certain legal services, paid $76,255 to the law firm of Conner and Winters, PLLC of Fayetteville, Arkansas, of which Mr. Charles Scharlau is of counsel. Mr. Greg Scharlau, Mr. Scharlau’s son, is a partner in Conner and Winters, PLLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons were known by the Company to beneficially own more than 5% of the Company’s common stock as of December 31, 2002, based on their filing of a Schedule 13G with the Commission under the Securities Exchange Act of 1934:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class
Common Stock	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	1,852,400(1)	7.1%

Common Stock	Barclays Global Investors, NA 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,756,563(2)	6.8%

Common Stock	Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT 06880	1,709,400(3)	6.6%

Common Stock	Cannell Capital LLC 150 California Street, 5th Floor San Francisco, CA 94111	1,546,200(4)	6.0%

Common Stock	Liberty Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,368,500(5)	5.3%

(1)	Dimensional Fund Advisors, Inc. (Dimensional) is an investment advisor registered under the Investment Advisors Act of 1940. Dimensional holds sole voting and dispositive power on all shares. Dimensional disclaims beneficial ownership of all such securities.

(2)	Barclays Global Investors, NA (Barclays) is a Bank as defined under the Securities Exchange Act of 1934. Barclays holds sole voting power and dispositive power on all shares.

(3)	Westport Asset Management, Inc. (Westport) is an investment advisor registered under the Investment Advisors Act of 1940. Westport holds sole voting power on 672,100 shares, shared voting power on 826,300 shares, sole dispositive power on 672,100 shares, and shared dispositive power on 1,037,300 shares.

(4)	Cannell Capital, LLC (Cannell) is a California registered investment advisor. Cannell holds shared voting power and shared dispositive power on all shares.

(5)	Liberty Wanger Asset Management, L.P. (WAM) is an investment advisor registered under the Investment Advisors Act of 1940. WAM holds shared voting power and shared dispositive power on all shares.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

In determining the compensation of the Chief Executive Officer (the “CEO”) and the other executive officers of the Company and its subsidiaries, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:

-	relate to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officer’s contribution thereto;

-	reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

-	help to attract and retain the most qualified individuals in the natural gas and oil and gas producing industries by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries; and

-	reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

In determining executive compensation, the Company uses peer group comparisons for each of the three components of compensation described below (i.e., base salary, incentive compensation plan and long-term incentive plans). The industry group indices shown in the performance chart reported in this Proxy Statement include a number of the companies that are used for compensation analysis. Compensation packages are targeted to the median of the range of compensation paid by comparable companies. Executive compensation paid by the Company during 2002 generally corresponded to the 50th to 75th percentile of compensation paid by comparable companies. The Compensation Committee also takes into account the Company’s financial and operating performance as compared with the industry mean and the individual performance of the Company’s executives as compared to the Compensation Committee’s expectations of performance for top-level executives in general. The Compensation Committee also seeks the advice of outside compensation consultants on its compensation policies and receives evaluations from the appropriate level of management concerning the performance of executives within their range of reporting responsibilities.

Changes made to the Internal Revenue Code in 1993 could potentially limit the ability of the Company to deduct, for federal income tax purposes, certain compensation in excess of $1,000,000 per year paid to individuals named in the summary compensation table. The Company believes that some of the compensation paid to the CEO exceeded the $1,000,000 limit during 2002. The Company is currently reviewing ways to maximize the deductibility of compensation payments without compromising the Company’s or the Compensation Committee’s flexibility in designing effective compensation plans that can meet the Company’s objectives and respond quickly to marketplace needs. Although the Compensation Committee will from time to time review the advisability of making changes in compensation plans to reflect changes in government-mandated policies, it will not do so unless it feels that such changes are in the best interest of the Company and/or its shareholders.

Components of Compensation

Base Salary.    In establishing the base salaries of the CEO and the other executive officers, the Compensation Committee examines competitive peer group surveys and data in order to determine whether the total compensation package is competitive with compensation offered by other companies in the natural gas and oil and gas producing industries which are similar in terms of the complexity of their operations and which offer the most direct competition for competent executives. In addition, the Compensation Committee considers the particular executive’s performance, responsibilities, qualifications, and experience and the diverse skills required to expand the exploration and production segment of its operations while maintaining satisfactory performance in the highly regulated gas distribution segment.

The Compensation Committee recognizes that changes in base salary affect other elements of compensation including: (i) awards under the Company’s Incentive Compensation Plan, (ii) pension benefits, (iii) Company matching portions of 401(k) and Nonqualified Plan contributions, and (iv) life insurance and disability benefits. As such, adjustments to base salary are only made after consideration of the impact to the executive’s entire package.

Incentive Compensation Plan.    The Company maintains an Incentive Compensation Plan (the “Incentive Plan”) applicable to executives with responsibility for the Company’s major business segments. The Incentive Plan is designed to help the Company attract and retain qualified employees, to further link the financial interest and objectives of employees with those of the Company and to foster accountability and teamwork throughout the Company. As such, the Incentive Plan is designed to encourage and reward the achievement of (1) cash flow targets, (2) a defined reserve replacement ratio, (3) target returns on capital investment, (4) a favorable return on equity as compared to the Company’s peer group, (5) goals for production, reserve additions, and return on capital invested in the exploration and production group, (6) an adequate financial return in its utility segment while maximizing utility throughput, and (7) gas marketing margins. These criteria are deemed by the Compensation Committee to be critical to increasing shareholder value, and the applicability of each of these criteria in determining awards to any particular executive depends on the responsibilities of that executive.

Each participant in the Incentive Plan is assigned target, minimum, and maximum total award levels expressed as a percentage of their base salary. A portion of each award under the Incentive Plan for the CEO and executive officers is an organizational performance award based upon the achievement of the individual corporate financial objectives specified for the executive. If the actual level achieved for a specified corporate performance measure is not at least equal to the predetermined minimum level, then the proportionate award represented by the performance measure will not be paid. An additional portion is discretionary based on a subjective evaluation of the executive’s individual performance by the Compensation Committee. Awards under the Incentive Plan are payable in cash, restricted common stock of the Company, or a combination of cash and restricted common stock.

In 2002, the organizational performance awards which could be paid based on attainment of the corporate performance measures specified for each of the executives ranged from 18.75% to 60% of base salary at target, 9.4% to 30% of base salary at minimum, and 30% to 105% of base salary at maximum. When the organizational performance award is added to the discretionary awards, which are based upon the executive’s individual performance, the combined award could achieve a total bonus ranging from 31.25% to 100% of base salary at target.

For 2002, awards under the Incentive Plan for the CEO and certain of the named executive officers were set to be determined by the following performance thresholds as compared to predetermined criteria established by the Compensation Committee: (1) cash flow per share, (2) reserve replacement ratio, (3) PVI (which we define as the expected present value added for each dollar invested), and (4) return on equity. Because these factors were weighted approximately equal, a proportionate award is earned for each identified factor where performance reaches the pre-established levels. In 2002, the cash flow per share, reserve replacement, and return on equity performance levels were surpassed, while PVI was slightly less than target. Return on capital investment was slightly less than target. The Compensation Committee based the discretionary awards for these executives on a subjective evaluation of the executive’s performance. Discretionary awards may be influenced by the performance of individual business segments, but are primarily intended to provide an incentive to recognize exceptional performance by an individual.

Long-term Incentive Plans.    The long-term incentive plans for the Company consists of two parts – a stock incentive plan, the Company’s 2000 Stock Incentive Plan (the “Stock Plan”) and a goal driven plan, the Southwestern Energy Company 2002 Performance Unit Plan (the “Performance Plan”).

The CEO and other executive officers are eligible to participate in the Stock Plan. The Stock Plan is designed to attract and retain key employees by enabling them to acquire a proprietary interest in the Company and by tying rewards to shareholder interests. The Stock Plan provides for the granting of restricted stock, phantom stock, or options to purchase common stock of the Company and stock appreciation rights in such amounts as determined by the Compensation Committee on a discretionary basis. Grants relating to 2002 performance were made at a price equal to the “Fair Market Value” (as defined in the Stock Plan) of the Company’s common stock on the date of the grant. The Stock Plan allows for the granting of cash bonuses in connection with awards of restricted stock and stock bonuses when a participant is required to recognize income for federal or state income tax purposes with respect to such awards. The number of shares of the $.10 par value common stock of the Company which may be issued under the Stock Plan cannot exceed 1,250,000, subject to adjustment in the event of any change in the outstanding common stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares, or any other similar event.

In December 2002, the Board of Directors approved the Southwestern Energy Company 2002 Performance Unit Plan. The Performance Plan is designed to complement annual awards of stock options and restricted stock in order to assist in the management of shareholder dilution, while enhancing the long-term value of the Company. Performance units are long-term cash incentives with a value based on a predetermined set of performance measures.

In 2002, there were 1,922 performance units awarded with a target value of $1,000 per unit to vest ratably over a period of three years from the date of the grant. Actual payout is determined by the attainment of certain threshold, target, and maximum performance objectives, which pay 50% of target, 100% of target and 200% of target, respectively, at the end of the three-year period. Performance objectives are calculated weighing three-year total shareholder return versus a peer group and a performance measure known as a Reserve Replacement Efficiency ratio (pre-tax operating cash flow divided by finding and development costs).

In determining the awards granted to key employees under the long-term incentive plans, the Compensation Committee considers a number of factors in addition to considering the goals of attracting and retaining such employees and tying their rewards to shareholder interests. The number of awards in fiscal 2002 were based partially upon an analysis of the value of long-term incentive plan awards made by the Company’s competitive peer group. The Compensation Committee also evaluated the performance of the Company, the performance and responsibility of the particular employee, and the desirability of providing a particular employee with an adequate incentive to stay with the Company.

Mr. Korell’s base salary was increased to $454,000 in 2003, from $433,000 in 2002. Mr. Korell had a targeted annual bonus award of 100% of base salary, with minimum and maximum awards of 30% and 140%, respectively, depending upon the achievement of corporate performance measures. Of these awards, a portion is an organizational performance award based upon the achievement of the corporate financial objectives as described under the subheading, “Incentive Compensation Plan” above, and a portion is discretionary based on a subjective evaluation of Mr. Korell’s performance by the Compensation Committee and the Board of Directors and may be influenced by the performance of individual business segments. The Company’s attainment of the performance measures in 2002, plus the discretionary component resulted in Mr. Korell being awarded a bonus of $520,000, or 120% of his base salary.

In addition to the factors described above, in determining the salary and other forms of compensation for Mr. Korell, the Compensation Committee took into consideration Mr. Korell’s substantial experience and standing in the industry.

ROBERT L. HOWARD, CHAIRMAN

JOHN PAUL HAMMERSCHMIDT

KENNETH R. MOURTON

Members of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2002 are named above under the caption “Compensation Committee Report,” each of whom is a non-employee director. During 2002, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

EXECUTIVE COMPENSATION

The following table contains information with respect to executive compensation paid or set aside by the Company for services in all capacities of the CEO and the next four most highly paid executive officers of the Company and its subsidiaries during the years indicated below.

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards		Payouts
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)		Restricted Stock Awards ($)(3)	Securities Underlying Options/ SARs (#)(4)	LTIP Payouts ($)	All Other Compensation ($)
Harold M. Korell	2002	433,000	520,000	300,602	(5)	438,918	95,000	-	16,009	(6)
President, Chief	2001	433,000	536,000	417,107		638,168	33,750	-	18,879
Executive Officer and Chairman of the Board	2000	418,000	265,000	92,975		109,703	200,000	-	15,244

Greg D. Kerley	2002	272,000	232,000	159,656	(7)	227,939	49,330	-	10,056	(8)
Executive Vice President	2001	272,000	239,000	233,645		354,752	18,750	826	95,611
and Chief Financial Officer	2000	252,000	143,000	48,737		55,781	100,000	2,446	9,190

Richard F. Lane	2002	260,000	200,000	161,724	(9)	231,034	50,000	-	9,613	(10)
Executive Vice President,	2001	225,584	200,000	231,162		354,752	18,750	-	8,189
Southwestern Energy Production Company and SEECO, Inc. (1)	2000	177,000	86,000	34,573		48,344	50,000	-	6,455

Mark K. Boling	2002	230,000	160,000	117,095	(11)	175,439	53,330	-	7,470	(12)
Executive Vice President	2001	-	-	-		-	-	-	-
and General Counsel	2000	-	-	-		-	-	-	-

Charles V. Stevens	2002	140,000	25,000	19,101	(13)	18,680	4,030	-	5,171	(14)
Senior Vice President,	2001	136,000	25,000	21,496		23,136	1,200	-	4,952
Arkansas Western Gas Company (1)	2000	130,000	40,000	21,085		22,312	8,000	-	4,470

(1)	Southwestern Energy Production Company, SEECO, Inc., and Arkansas Western Gas Company are wholly-owned subsidiaries of the Company.

(2)	Does not include the value of perquisites or other personal benefits because the aggregate amount of such compensation, if any, is the lesser of either $50,000 or 10% of the total amount of annual salary and bonus for any named executive officer.

(3)	The restricted stock awards issued in 2002 vest ratably over four years. The value of all nonvested restricted shares held by Messrs. Korell, Kerley, Lane, Boling, and Stevens, at December 31, 2002, was $1,063,327; $572,386; $571,664; $182,170; and $50,724, respectively. The Company does not currently pay dividends on its common stock.

(4)	Consists solely of options to acquire shares of the Company’s common stock.

(5)	Includes $293,222 as a bonus for the payment of income taxes related to the restricted stock grants made during 2002.

(6)	Includes $12,990 as the Company matching portion of Nonqualified Plan contributions and $3,019 as the cost of life insurance.

(7)	Includes $152,276 as a bonus for the payment of income taxes related to the restricted stock grants made during 2002.

(8)	Includes $8,160 as the Company matching portion of 401(k) and Nonqualified Plan contributions, and $1,896 as the cost of life insurance.

(9)	Includes $154,344 as a bonus for the payment of income taxes related to the restricted stock grants made during 2002.

(10)	Includes $7,800 as the Company matching portion of 401(k) Plan contributions and $1,813 as the cost of life insurance.

(11)	Includes $110,022 as a bonus for the payment of income taxes related to the restricted stock grants made during 2002.

(12)	Includes $6,000 as the Company matching portion of 401(k) contributions and $1,470 as the cost of life insurance.

(13)	Includes $12,981 as a bonus for the payment of income taxes related to the restricted stock grants made during 2002.

(14)	Includes $4,195 as the Company matching portion of 401(k) contributions and $976 as the cost of life insurance.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Name	Number of Securities Underlying Options/ SARs Granted (1)		% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	0% ($)	5% ($)	10% ($)
Harold M. Korell	95,000		27.5%	11.46	12/11/12	-	684,678	1,735,107

Greg D. Kerley	49,330		14.3%	11.46	12/11/12	-	355,528	900,977

Richard F. Lane	50,000		14.5%	11.46	12/11/12	-	360,357	913,214

Mark K. Boling	30,000	(4)	8.7%	10.40	01/01/12	-	196,215	497,248
	23,330		6.7%	11.46	12/11/12	-	168,142	426,106

Charles V. Stevens	4,030		1.2%	11.46	12/11/12	-	29,045	73,605

(1)	Consists solely of options to acquire shares of the Company’s common stock. All options vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a “change in control.” All options expire after ten years from the date of grant but may expire earlier upon termination of employment.

(2)	The exercise price reflects the Fair Market Value of the Company’s common stock on the date of grant.

(3)	Potential realizable values are reported net of the option exercise price, but before taxes associated with exercise. The dollar amounts shown are the result of calculations using 0%, 5% and 10% rates of appreciation from the exercise price on the date of grant until immediately prior to the expiration date as specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The assumed annual appreciation of 5% and 10% on the options granted at $11.46 would result in the price of the Company’s stock increasing to $18.67 and $29.72, respectively. The assumed annual appreciation of 5% and 10% on the options granted at $10.40 would result in the price of the Company’s stock increasing to $16.94 and $26.97, respectively. Realization by optionees of the amounts shown is dependent on future increases in the price of the Company’s common stock and the continued employment of the optionee with the Company. The options have no value if the Company’s common stock does not appreciate, as shown in the 0% column.

(4)	Granted in connection with his initial employment with the Company.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)
	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($) (3)
Name			Exercisable (2)	Unexercisable (2)	Exercisable (2)	Unexercisable (2)

Harold M. Korell	3,675	107,725	435,658	184,167	1,516,231	308,226

Greg D. Kerley	4,326	34,078	217,925	106,876	715,628	156,374

Richard F. Lane	-	-	82,583	79,167	287,536	89,501

Mark K. Boling	-	-	-	53,330	-	31,500

Charles V. Stevens	3,000	5,343	58,374	13,353	94,271	12,149

(1)	Reflects the difference between the market value of the shares at the exercise date and the option exercise price.

(2)	Options generally vest and become exercisable ratably over three years beginning one year from the date of grant or immediately upon a “change in control” as defined under “Agreements Concerning Employment and Changes in Control.” All options granted prior to 1993 that have not been exercised, have expired. All options granted from 1993 through 2002 expire after ten years from the date of grant but may expire earlier upon termination of employment.

(3)	Values are calculated based on the difference between the exercise price of the options and the closing price of the Company’s common stock on December 31, 2002 ($11.45/share).

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under Non-Stock Price-Based Plans (3)
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units or Other Rights (#) (1)	Performance or Other Period Until Maturation or Payout (2)	Threshold ($)	Target ($)	Maximum ($)

Harold M. Korell	673	12/31/05	336,500	673,000	1,346,000

Greg D. Kerley	350	12/31/05	175,000	350,000	700,000

Richard F. Lane	354	12/31/05	177,000	354,000	708,000

Mark K. Boling	165	12/31/05	82,500	165,000	330,000

Charles V. Stevens	29	12/31/05	14,500	29,000	58,000

(1)	All performance units have a target value of $1,000 with the actual value determined by the final performance levels achieved for the award performance period of three years.

(2)	Performance units vest 1/3 per year beginning on the first anniversary of the date of the grant. Payout occurs at the end of the three-year period upon achievement of performance criteria.

(3)	Actual payout is determined by the attainment of certain threshold, target and maximum performance objectives, which pay 50% of target, 100% of target and 200% of target, respectively. If minimum threshold levels are not achieved, then no awards will be given.

AGREEMENTS CONCERNING EMPLOYMENT AND CHANGES IN CONTROL

Effective February 17, 1999, the Company entered into amended Severance Agreements with Messrs. Korell and Kerley that replaced substantially similar severance agreements which were currently in place. The Company entered into Severance Agreements with Messrs. Lane, Boling, and Stevens on January 15, 2001; January 1, 2002; and February 17, 1999; respectively. The Severance Agreements provide that if within three years after a “change in control” of the Company, the officer’s employment is terminated by the Company without cause, Messrs. Korell, Kerley, Lane and Boling are entitled to a payment equal to the product of 2.99 and the officer’s “base amount,” while Mr. Stevens is entitled to a payment equal to the product of 2.0 and his “base amount.” “Base amount” is defined as base salary as of the executive’s termination date plus the maximum bonus opportunity available to the executive under the Incentive Compensation Plan. In addition, the officer will be entitled to continued participation in certain insurance plans and fringe benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death, or (c) the date he is afforded a comparable benefit at comparable cost by a subsequent employer.

The named executives are also entitled to the severance benefits described above if within three years after a “change in control” they voluntarily terminate employment with the Company for “good reason.”

For purposes of the severance agreements, a “change in control” includes (i) the acquisition by any person (other than, in certain cases, an employee of the Company) of 15% or more of the Company’s voting securities, (ii) approval by the Company’s shareholders of an agreement to merge or consolidate the Company with another corporation (other than certain corporations controlled by or under common control with the Company), (iii) certain changes in the composition of the Board of Directors of the Company, (iv) any change in control which would be required to be reported to the shareholders of the Company in a proxy statement and (v) a determination by a majority of the Board of Directors that there has been a “change in control” or that there will be a “change in control” upon the occurrence of certain specified events and such events occur. “Good reason” includes (i) a reduction in the employee’s employment status or responsibilities, (ii) a reduction in the employee’s base salary, (iii) a change in the employee’s principal work location, and (iv) certain adverse changes in the Company’s incentive or other benefit plans.

The Company’s various long-term incentive plans and option agreements issued upon employment provide that all outstanding stock options and all limited, tandem, and stand-alone stock appreciation rights become exercisable immediately upon a “change in control.” The plans and other option agreements also provide that all performance units and shares of restricted and phantom stock which have not previously vested or been cancelled or forfeited shall vest immediately upon a “change in control.” For purposes of the plans, a “change in control” has the same meaning contained in the Company’s Severance Agreements as defined above.

The Company’s Incentive Compensation Plan adopted in 1993 provides that all restrictions on shares of restricted stock granted pursuant to the Incentive Plan shall lapse upon a “change in control,” as defined in the Company’s Severance Agreements. This plan also provides that upon a participant’s termination of employment under certain conditions on or after a “change in control” all determined but unpaid Incentive Awards shall be paid immediately, and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the plan.

EQUITY COMPENSATION PLANS

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available For Future Issuance

Equity compensation plans approved by shareholders (1)	2,212,062	$10.47	337,585

Equity compensation plans not approved by shareholders (2)	497,756	8.84	129,550

Total	2,709,818	$10.17	467,135

(1)	Consists of the Southwestern Energy Company 1993 Stock Incentive Plan, the Southwestern Energy Company 1993 Stock Incentive Plan for Outside Directors, and the Southwestern Energy Company 2000 Stock Incentive Plan.

(2)	Consists of the Southwestern Energy Company 2002 Employee Stock Incentive Plan and equity compensation that was issued to non-executive officers and new employees upon hiring. Grants generally mirrored the 1993 Stock Incentive Plan or the 2000 Stock Incentive Plan, but were issued separate and apart from these plans.

PENSION PLANS

Prior to January 1, 1998, the Company maintained a traditional defined benefit plan (the “Pension Plan”) with benefits payable based upon average final compensation and years of service. Effective January 1, 1998, the Company amended its Pension Plan to become a “cash balance” plan on a prospective basis for its non-bargaining employees. A cash balance plan provides benefits based upon a fixed percentage of an employee’s annual compensation.

Employees who were participants in the Pension Plan as of January 1, 1998 are entitled to annual benefits payable upon retirement based upon current remuneration and years of service through December 31, 1997 as follows:

	Years of Service Through December 31, 1997
Remuneration	5	10	20	30
$120,000	$9,000	$18,000	$36,000	$54,000
150,000	11,250	22,500	45,000	67,500
180,000	13,500	27,000	51,750	76,500
210,000	15,750	31,500	58,500	85,500
240,000	18,000	36,000	65,250	94,500
270,000	20,250	40,500	72,000	103,500
300,000	22,500	45,000	78,750	112,500
330,000	24,750	49,500	85,500	121,500
360,000	27,000	54,000	92,250	130,500
390,000	29,250	58,500	99,000	139,500
420,000	31,500	63,000	105,750	148,500
450,000	33,750	67,500	112,500	157,500
480,000	36,000	72,000	119,250	166,500

Name	Years of Credited Service Through 12/31/97	Current Remuneration Covered Under the Plans (1)
Harold M. Korell	1	433,000
Greg D. Kerley	8	272,000
Richard F. Lane	-	260,000
Mark K. Boling	-	230,000
Charles V. Stevens	26	140,000

(1)	The Internal Revenue Code (the “Code”) limits both the amount of compensation that may be used for purposes of calculating a participant’s Pension Plan benefit and the maximum annual benefit payable to a participant under the Pension Plan. For the 2002 plan year, (i) a participant’s compensation in excess of $200,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code is $160,000. The numbers presented in the table disregard these limitations because the Company’s Supplemental Retirement Plan (“SERP”), discussed below, provides participants with a supplemental retirement benefit to compensate them for the limitation on benefits imposed by the Code.

The Company’s Pension Plan provides for defined benefits to eligible officers and employees in the event of retirement at a specified age based on number of years of service through December 31, 1997 and average monthly compensation during the five years of highest pay in the last ten years before terminating.

Under the cash balance provisions of the Pension Plan, which became effective January 1, 1998, each participant has a hypothetical account, for recordkeeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s remuneration. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant’s age, and is designed to approximate any lost benefits due to the change to a cash balance plan. The additional percentage is equal to 6.3% for Mr. Korell, 3.7% for Mr. Kerley, and 4.3% for Mr. Stevens.

All balances in the cash balance account also earn a fixed rate of interest that is credited annually. The interest rate for a particular year is the annual rate of interest of the 30-year treasury securities for November of the prior year with a minimum of 6%. Interest is credited as long as the participant’s balance remains in the Pension Plan.

At retirement or termination of employment, the vested amount credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments. The estimated annual benefit payable upon retirement related to the cash balance provisions of the Pension Plan and SERP at December 31, 2002, is $80,397 for Mr. Korell, $111,623 for Mr. Kerley, $66,209 for Mr. Lane, $47,050 for Mr. Boling, and $35,857 for Mr. Stevens. These projections are based on the following assumptions; (1) participant remains employed until age 65; (2) the 2002 remuneration remains constant; and (3) interest credit of 6.00% for all years.

On May 31, 1989, the Company adopted a Supplemental Retirement Plan which provides benefits equal to the amount which would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a “change in control” as defined under “Agreements Concerning Employment and Changes in Control,” the benefits of a participant then employed by the Company would be determined as if the participant had credit for three additional years of service.

The remuneration covered by the Pension Plan includes wages and salaries but excludes incentive awards, bonuses, and fees. The benefit amounts listed above are not subject to any deductions for Social Security benefits or other offset amounts.

STOCK PERFORMANCE GRAPH

The following graph compares for the last five years, the performance of the Company’s common stock to the S&P Smallcap 600 Index and the Dow Jones Oil—Secondary Index. The Chart assumes that the value of the investment in the Company’s common stock and each index was $100 at December 31, 1997, and that all dividends were reinvested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and more than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

PROPOSALS FOR 2004 ANNUAL MEETING

Shareholder’s proposals intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal offices not later than November 30, 2003, for inclusion in the 2004 Proxy Statement and form of proxy. Proposals intended to be the subject of a separate solicitation may be brought before the 2004 Annual Meeting by shareholders provided that written notice of any such proposal is received at the Company’s principal executive offices not less than 50, nor more than 75, days prior to the called meeting date. If less than 65 days notice of the Annual Meeting is given, written notice of any such proposal must be received no later than the close of business on the 15th day following the day on which notice of the Annual Meeting date was mailed. The Company’s by-laws require that notices of shareholder proposals contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, (281) 618-4700.

SHAREHOLDERS SHARING AN ADDRESS

The practice of sending only one copy of the annual report, Form 10-K and proxy statement to shareholders who share a single address is known as “householding.” Householding is designed to reduce the Company’s printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the annual report, Form 10-K or proxy statement as follows:

-	Record shareholders who wish to discontinue or commence householding, or any record shareholder residing at a household address who would like to request prompt delivery of a copy of the annual report, Form 10-K or proxy statement, should contract our transfer agent, EquiServe at 1-800-446-2617.

-	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder. Any such householded shareholder may request prompt delivery of a copy of the annual report, Form 10-K or proxy statement by contacting the Company at 281-618-4700 or 479-521-1141.

OTHER BUSINESS

While the Notice of Annual Meeting of Shareholders calls for transaction of such other business as may properly come before the meeting, the Company’s management has no knowledge of any matters to be presented for action by shareholders at the meeting other than as set forth in this Proxy Statement. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. Shareholders may bring additional proposals before the meeting provided written notice of any such proposal is received at the Company’s principal executive offices no later than the close of business on April 15, 2003. The Company’s by-laws require that this notice must contain certain information about any proposal and the proposing shareholder. A copy of the relevant by-law provisions may be obtained by contacting Mr. Mark K. Boling, Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, (281) 618-4700.

Any shareholder who has not received a copy of the Company’s Annual Report and Form 10-K may obtain a copy free of charge by contacting Mr. Mark K. Boling, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032.

By Order of the Board of Directors

MARK K. BOLING

Executive Vice President,

General Counsel and Secretary

Dated:  March 28, 2003

APPENDIX A

SOUTHWESTERN ENERGY COMPANY

AUDIT COMMITTEE CHARTER

(As Revised March 1, 2003)

I.    Statement of Purpose

The Audit Committee (the “Committee”) is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services functions; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

II.    Organization

A.    Charter.  At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B.    Members.  The Committee shall be comprised of at least three (3) members. The members of the Committee shall be appointed by the Board of Directors, on the recommendation of the Nominating and Governance Committee. The Board of Directors shall also designate a Committee Chairperson. All Committee members shall meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. Committee members shall not simultaneously serve on the audit committees of more than two (2) other public companies. Committee members may be removed by the Board of Directors.

C.    Meetings.  In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings. The Committee shall meet as often as it determines, but not less frequently than quarterly. Additional meetings may be scheduled as required. The Committee shall meet periodically with management, the internal auditor (or internal audit service providers) and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

D.    Quorum; Action by Committee.  A quorum at any Committee meeting shall be at least two (2) members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called or held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

E.    Agenda, Minutes and Reports.  The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

F.    Performance Evaluation.  The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III.    Responsibilities

The following shall be the principal responsibilities of the Committee:

A.    Engagement of Independent Auditors.  The Committee shall have the sole authority to engage the independent auditors and shall oversee, evaluate and, where appropriate, replace the independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

B.    Determination as to Independence and Performance of Independent Auditors.  The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and the internal auditor (or internal audit service provider) and shall obtain and review a report by the independent auditors describing (i) their internal quality-control procedures, (ii) material issues raised by their most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years, (iii) the response of the independent auditors with respect to any such issues, and (iv) all relationships between the independent auditors and the Company. The Committee shall ensure the rotation of the audit partners as required by applicable law and listing standards. Any selection of the auditors by the Committee may be subject to shareholders’ approval, as determined by the Board of Directors.

C.    Determination as to Performance of Internal Auditors.  The Committee shall discuss with the internal auditor (or internal audit service provider) and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal auditor (or internal audit service provider) and the independent auditors (i) the Company’s major risk exposures (whether financial, operating or otherwise), (ii) the steps management has taken to monitor and control such exposures (including the Company’s risk assessment and risk management policies) and manage legal compliance programs, and (iii) such other considerations as may be relevant to their respective audits. The Committee shall review with management and the independent auditors, management’s annual internal control report, including any attestation of same by the independent auditors. Management and the internal auditor (or internal audit service provider) shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

D.    Pre-Approval of Audit and Non-Audit Services.  The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, all as required by applicable law or listing standards and subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the

“Exchange Act”) which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of any such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

E.    Review of Disclosure Controls and Procedures.  The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

F.    Review of Annual SEC Filings.  The Committee shall review with management and the independent auditors the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosure in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

G.    Review of Quarterly SEC Filings and Other Communications.  The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review the Company’s earnings press releases and financial information and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentation to be made) to the extent required by applicable law or listing standards. The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 100.

H.    Review of Certain Matters with Internal and Independent Auditors.  The Committee shall review periodically with management, the internal auditor (or internal audit service provider) and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

I.    Consultation with Independent Auditors.  The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed”, regardless of materiality.

J.    Preparation of Report for Proxy Statement.  The Committee shall produce the report required to be included in the Company’s annual proxy statement regarding the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

K.    Establishment of “Whistleblowing” Procedures.  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

L.    Review of Legal and Regulatory Compliance.  The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Business Conduct Guidelines or Code of Ethics. The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

M.    Review of Certain Transactions with Directors and Related Parties.  The Committee shall review periodically, but not less frequently than annually, a summary of the Company’s transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party transactions.

N.    Compliance with Business Conduct Guidelines and Code of Ethics; Grant of Waivers.  The Committee shall review annually a summary of compliance with the Company’s Business Conduct Guidelines and Code of Ethics. The Committee shall be responsible for recommending to the full Board whether and on what terms to grant to any Director or executive officer a waiver of the Company’s Business Conduct Guidelines or Code of Ethics. The decision to grant to any Director or executive officer a waiver of the Company’s Business Conduct Guidelines or Code of Ethics shall be made by the Board of Directors

O.    Access to Records, Consultants and Others.  The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel, internal auditor (or internal audit service providers) or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors, for the purpose of rendering or issuing an audit report, and to any other advisors or consultants employed by the Committee.

P.    Delegation.  The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

Q.    Other Delegated Responsibilities.  The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

IV.    Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

GEORGE BUSH INTERCONTINENTAL AIRPORT
to WYNDHAM HOTEL (GREENSPOINT)
12400 GREENSPOINT DR.
HOUSTON, TEXAS 77060
PH: 281-875-2222

Inez Rd.
Aldine Westfield Rd.
George Bush
Intercontinental Airport
N
E. Hardy Rd.
Hardy Toll
Rankin Rd.
Hardy Rd.
45
Greenspoint Dr.
Greens Rd.
J.F. Kennedy Blvd.
Wyndham
Hotel
Sam Houston Pkwy. (Beltway 8)
Aldine
525

Distance: Approx. 8 miles. Travel Time: Approx. 15 minutes.

WILLIAM P. HOBBY AIRPORT
to WYNDHAM HOTEL (GREENSPOINT)

Wyndham
Hotel
Beltway 8
59
45
N
290
610
10
10
Houston
45
Bellaire
59
Pasadena
Hobby
Airport

Gruss Dr.
N
North Frwy.
Greens Rd.
North chase Dr.
Wyndham
Hotel
45
Greenspoint
Mall
Greenspoint Dr.
Benmar Dr.

Distance: Approx. 25 miles. Travel Time: Approx. 45 minutes.

Hotel is a 16 story building with a green roof.

SOUTHWESTERN ENERGY COMPANY

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

The EquiServe Vote-by-Telephone and Vote-by-Internet systems can be accessed

24-hours a day, seven days a week up until the day prior to the meeting.

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet [GRAPHIC]		Vote-by-Telephone [GRAPHIC]
OR
1. Log on to the Internet and go to http://www.eproxyvote.com/swn 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark votes as in this example.	4929

SOUTHWESTERN ENERGY COMPANY

1. Election of Directors: 01 L. Epley, Jr. 02 J. Hammerschmidt 03 R. Howard 04 H. Korell 05 V. Kuuskraa 06 K. Mourton 07 C. Scharlau		FOR ALL NOMINEES	☐ ☐	WITHHELD FROM ALL NOMINEES

For, with exercise of cumulative voting privilege. Indicate number of votes cast for each nominee.

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

☐
		For all nominees except as written above			Mark box at right if you plan to attend the Annual Meeting in person.	☐

					Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors.

NOTE:

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Date	Signature	Date

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

P R O X Y	SOUTHWESTERN ENERGY COMPANY 2350 N. Houston Parkway East, Suite 300 Houston, Texas 77032
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Kenneth R. Mourton and Charles E. Scharlau as Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 11, 2003, at the Annual Meeting of Shareholders to be held on May 14, 2003, or any adjournment or adjournments thereof.

Nominees:
	01 L. Epley, Jr.	05 V. Kuuskraa
	02 J. Hammerschmidt	06 K. Mourton
	03 R. Howard	07 C. Scharlau
04 H. Korell

(Continued, and to be marked, dated and signed, on the other side)

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at any time before it is exercised, the signer retaining the right to attend the meeting and vote in person.